                                                                Exhibit 10.21


                                  AGREEMENT

This agreement, effective September 1, 1997, is between ChoicePoint, a corporation with its principal office in Atlanta, Georgia, and the Information Network of Kansas, hereinafter referred to as INK, a State of Kansas instrumentality, by and through its agent, the Kansas Information Consortium, Inc. hereinafter referred to as Network Manager.

WHEREAS, ChoicePoint is desirous of entering into an Agreement with INK for the purpose of receiving computer access to driver license records under the custody of the Kansas Department of Revenue, hereinafter referred to as KDOR, as provided in K.S.A. 54-9301, ET SEQ..

WHEREAS, the driver license records maintained by KDOR are subject to K.S.A. 74-2012 as amended, and information therefrom may be provided to a requesting party for the purpose of assisting an insurer authorized to business in Kansas, or the insurer's authorized agent, in processing an application for, or renewal, or cancellation of, a motor vehicle liability insurance policy; and (uses as stated in "Certificate of Acceptance" attached hereto)

WHEREAS, the driver license records maintained by KDOR and accessed via INK are subject to the provisions of K.S.A. 45-201 ET SEQ. which relates to the Kansas Open Records Act.

WHEREAS, ChoicePoint desires to purchase electronic access to said records now and in subsequent years; and

WHEREAS, the parties hereto desire to follow the spirit as well as the letter of the legislative mandate as aforesaid and as contained in the Kansas Open Records Act, and that ChoicePoint as a requester of said records does not intend to, and will not: (A) use any list of names or addresses contained in or derived from the records of information for the purpose of selling or offering for sale any property or service to any person listed or to any person who resides at any address listed; or (B) sell, give or otherwise make available to any person any list of names addresses contained in or derived from the records or information for the purpose of allowing that person to sell or offer for sale any property or service to any person listed or to any person who resides at any address listed; (C) use any information or records obtained from INK in any manner contrary to Federal or State laws, rules and regulations or policies, or INK policy; and


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FURTHERMORE, ChoicePoint, agrees to comply with the CONFIDENTIALITY requirements of driver license data in that; All records of the Kansas Division of Vehicles relating to the physical or mental condition of any person or to expungement shall be confidential. Records of the Division relation to diversion agreement for the purposes of K.S.A. 8-1567, 12-4415, and 22-2908, and amendments thereto, shall be confidential and shall be disclosed by direct computer access only to: (1) A city, county or district attorney, for the purpose of determining a person's eligibility for diversion; (2) a municipal or district court, for the purpose of using the record in connect with any matter before the court; (3) a law enforcement agency, for the purpose of supplying the record to a person authorized to obtain it under (1) or (2) or (4) an employer when a person is required to retain a commercial driver's license due to the nature of such person's employment. INDIVIDUALS AND/OR ORGANIZATIONS VIOLATING THIS CONFIDENTIALITY PROVISION ARE SUBJECT TO PROSECUTION.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, for the amounts hereinafter provided to be paid by ChoicePoint, the parties hereto hereby agree as follows:

1. The Network Manager shall furnish to ChoicePoint agreed data, contained on Kansas driver license records requested by ChoicePoint.

2. ChoicePoint may request records directly from The Network Manager via dial-up 9.6Kps V.32 3780 to 3780 direct telecommunications line, dial up 2400bps to 28.8Kbps asynchronous Kermit direct telecommunication line.

3.   All correspondence should be delivered to the following address:

                        Information Network of Kansas
                        534 South Kansas Avenue
                        Suite 1210
                        Topeka, KS 66603-3406

4. Remittances to INK under this contract will be delivered to the following address:

                        Information Network of Kansas
                        P.O. Box 1576
                        Topeka, KS 66603

5. Shipment and billing by the Network Manager shall be made to the following address:

                        ChoicePoint
                        Attention: Registry Management - 71D
                        P.O. Box 105179
                        Atlanta, Georgia 30348-5179


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6.   ChoicePoint shall pay to INK a fee of $4.00 per record request. Payment shall be remitted to INK within twenty (20) days from the date of the invoice. Invoices will be mailed monthly to the address shown in
     Section 5. The account is in default if payment in full is not received by the 25th of each month for the previous month's transactions. INK may assess a late charge equal to 5% of the balance in default. In addition INK may suspend or terminate Choicepoint ability to retrieve motor vehicle records from the State of Kansas.

7. This agreement may be terminated at any time after sixty (60) days notice by an instrument in writing, signed by duly authorized representative of either party hereto. This agreement shall immediately be terminated upon any breach of any covenant by either party without advance notification or upon cessation of the agreement with KDOR. Notice of termination shall be in writing signed by a duly authorized representative of the aggrieved party and deposited with the United States Postal Service correctly addressed and postage prepaid.

8. This agreement constitutes the entire AGREEMENT of the parties and supersedes all other prior written or oral agreements between the parties with respect to subject matter hereof. This agreement may be changed, modified or amended at any time by an instrument in writing, signed by duly representatives of both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized official or officers.


ChoicePoint                            Information Network of Kansas
                                       Network Manager



/s/ George S. Iken     6/15/98         /s/ Debra Luling              6/22/98
-------------------    -------         --------------------          -------
Signature              Date            Debra Luling                  Date
                                       General Manager



George S. Iken
--------------------
(Typed name)



VP- Marketing
--------------------
(Typed Title)

                         CERTIFICATE OF ACCEPTABLE USE


DRIVER PRIVACY PROTECTION ACT: Prohibition on release and use of certain personal information by States, organizations and persons.

If this document is being signed by a representative of the company or organization, THE FORM MUST BE SIGNED BY AN INDIVIDUAL LEGALLY AUTHORIZED TO OBLIGATE YOUR COMPANY TO AN AGREEMENT.

I certify that CHOICEPOINT SERVICES INC. (FORMERLY EQUIFAX SERVICES INC) (User) is eligible under the DRIVER PRIVACY PROTECTION ACT OF 1994 (18 USC APP. 2721 ET SEQ.) and relevant Kansas statutes and regulations to receive the records of individuals who have chosen the "opt out" alternative through the Kansas Department of Motor Vehicles.

User certifies legal fulfillment in at least one of the federally regulated categories of permissible use and understands that by signing this form, User agrees to adhere to all regulations and stipulations associated with this law.

User further understands that it is a violation of Federal law to give false information to obtain such records and that by violating this Federal mandate User is subject to prosecution.

Should User or User's customers upon subsequent examination be found to have submitted a request and thereby obtained personal information, which request does NOT fall within one of the federally regulated categories of permissible use, then User, User's customer, or both could be SUBJECT TO THE PENALTIES PROVIDED FOR SUCH A VIOLATION IN THE DRIVER PRIVACY PROTECTION ACT OF 1994.

If you are not certain you or your company qualify to obtain opt out records, please refer to the actual text of the law (18 USC App. 272) to insure compliance.

PLEASE PLACE YOUR INITIAL TO THE LEFT OF THE FEDERALLY MANDATED CATEGORY(S) OF ACCEPTABLE USE FOR WHICH YOU ARE OBTAINING OPT OUT RECORDS.

1) ___________ For use by any government agency, including any court or law enforcement agency, in carrying out its functions, or any private person or entity acting on behalf of a Federal, State, or local agency in carrying out its functions.
2) ___________ For use in connection with matters of motor vehicle or driver safety and theft; motor vehicle emissions; motor vehicle product alterations, recalls, or advisories; performance monitoring of motor vehicles, motor vehicle parts and dealers; motor vehicle market research activities, including survey research; and removal of non-owner records from the original owner records of motor vehicle manufacturers.
3)    /s/ GI    For use in the normal course of business by a legitimate
    ----------- business or its agents, employees, or contractors, but only -


                                       Certificate of Acceptable Use Page 1 of 2

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                A)    /s/ GI    to verify the accuracy of personal information
                    ----------- submitted by the individual to the business
                    or its agents, employees, or contractors; and
                B)    /s/ GI    if such information as so submitted is not
                    ----------- correct or is no longer correct, to obtain the correct information, but only for the purposes of preventing fraud by, pursuing legal remedies against, or recovering on a debt or security interest against, the individual.
4) ___________ For use in connection with any civil, criminal, administrative, or arbitral proceeding in any Federal, State, or local court or agency or before any self-regulatory body, including the service of process, investigation in anticipation of litigation, and the execution or enforcement of judgments and orders, or pursuant to an order of a Federal, State, or local court.
5) ___________ For use in research activities, and for use in producing statistical reports, so long as the personal information is not published, redisclosed, or used to contact individuals.
6)    /s/ GI    For use by any insurer or insurance support organization, or
    ----------- by a self-insured entity, or its agents, employees, or contractors, in connection with claims investigation activities, antifraud activities, rating or underwriting.
7)    /s/ GI    For use in providing notice to the owners of towed or
    ----------- impounded vehicles.
8)    /s/ GI    For use by any licensed private investigative agency or
    ----------- licensed security service for any purpose permitted under this subsection.
9)    /s/ GI    For use by an employer or its agent or insurer to obtain or
    ----------- verify information relating to a holder of a commercial driver's license that is required under the Commercial Motor Vehicle Safety Act of 1986 (49 USC App. 2710 et seq).
10) NOT ADOPTED
11)   /s/ GI    For any other use in response to requests for individual motor
    ----------- vehicle records if the motor vehicle department has provided in a clear and conspicuous manner on forms for issuance or renewal of operator's permits, titles, registrations, or identification cards, notice that personal information collected by the department may be disclosed to any business or person, and has provided in a clear and conspicuous manner on such forms an opportunity to prohibit such disclosures.
12) NOT ADOPTED
13)   /s/ GI    For use by any requester, if the requester demonstrates it
    ----------- has obtained the written consent of the individual to whom the information pertains.
14) ___________ For any other use specifically authorized under the law of the State that holds the record, if such use is related to the operation of a motor vehicle or public safety.


INK account number(s): 290, 4310, 1931, 4528
                      -----------------------
**ALL USER IDS ASSOCIATED WITH THIS ACCOUNT WILL BE MODIFIED TO ACCESS "OPT OUT" RECORDS UNLESS SPECIFIED OTHERWISE**


/s/ George S. Iken  AVP                    9/2/97
-----------------------------             --------
Name / Title (please print)                 Date


User is in compliance with THE DRIVER PRIVACY PROTECTION ACT OF 1994 (18USC App. 2721 et seq) in the acquisitions of Kansas "opted out" records.


/s/ George S. Iken
---------------------------------------
Signature



                                       Certificate of Acceptable Use Page 2 of 2